UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Report as of April 27, 2005
(Events as of April 27, 2005)

GENERAL BINDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-2604
(Commission File Number)

36-0887470
(I.R.S. employer identification No.)

One GBC Plaza,
Northbrook, Illinois 60062
(Address of principal executive offices, including zip code)

(847) 272-3700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communicaitons pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.140d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Conditions.

On April 27, 2005, General Binding Corporation issued a press release announcing its earnings for the three months ended March 31, 2005.  A copy of that release is furnished as Exhibit 99.1 to this report.

The information in this Current Report on Form-8K is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific referrence in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1  Press release dated April 27, 2005 of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

                                                                                                                          GENERAL BINDING CORPORATION

                                                                                                                           By: /s/ Steven Rubin
                                                                                                                                   Steven Rubin
                                                                                                                                   Vice President, Secretary &
                                                                                                                                   General Counsel
                                                                                                                                   April 27, 2005

EXHIBIT INDEX

Exhibit No.        Exhibit Description

99.1                    Press release dated April 27, 2005 of the Registrant.

Exhibit 99.1

GBC REPORTS 1st QUARTER 2005 RESULTS

Northbrook, IL, April 27, 2005 -- General Binding Corporation (Nasdaq: GBND) today announced results for the first quarter of 2005. Company sales totaled $180.2 million, a 5.4% increase over the same period prior year. Net income was negatively impacted by $2.5 million of special charges related to the pending merger with a subsidiary of ACCO World Corporation as announced on March 16, 2005, and $1.1 million of restructuring charges. After these charges, the Company reported a net loss of ($3.4) million, or ($0.21) per share.

"GBC has started 2005 with good sales momentum," said Mr. Dennis Martin, the Company's Chairman, President and CEO. "All three business units achieved increased sales even after adjusting for changes in foreign exchange rates. Driven by strong end-user demand, the Commercial and Consumer Group ("CCG") improved sales to several of its large office products reseller customers and the Industrial and Print Finishing Group ("IPFG") continued its impressive growth trend with higher sales in both its global commercial films and digital print finishing businesses."

"The pending merger with ACCO is progressing as planned," added Mr. Martin. "We are still expecting a summer close."

1st Quarter 2005 Results

Financial results for the quarter include the following highlights:

    Sales totaled $180.2 million, up $9.2 million or 5.4% from the first quarter of 2004. The Company reported increased sales in each of its business units, highlighted by continued double-digit growth in IPFG. International sales within all business groups were positively affected by exchange rate fluctuations.
    The Company's gross profit margin decreased by 0.4 percentage points to 37.8% compared to the first quarter of the prior year. The largest decrease in margin rate was in the Europe Group which has been subject to competitive pricing pressures.
    Selling, service and administrative expenses were up $4.1 million due to a combination of several factors, the most significant of which was higher non-cash compensation expense tied to GBC's stock price, which increased considerably after the proposed merger announcement. In addition, selling, service and administrative expenses were unfavorably affected by increased medical costs, the translation of international expenses using the weakened US dollar, and higher variable selling expenses due to higher sales levels.
    Total segment operating income was $8.0 million, down $0.9 million from the same period in 2004, as strong results in the business units as a whole were more than offset by increased corporate operating expenses as discussed above.
    Current quarter special charges of $2.5 million were primarily professional fees incurred in connection with the pending merger. Restructuring expenses of $1.1 million primarily related to the costs of exiting a facility in the UK and a European workforce reduction. The Company recorded restructuring charges of $0.8 million in the first quarter of 2004.
    Interest expense totaled $6.7 million for the quarter, consistent with prior year levels.
    The Company recorded income tax expense of $0.2 million for the quarter.
    For the quarter, the Company reported a net loss of ($3.4) million, or ($0.21) per share, compared to net income of $0.03 per share in 2004.
    Total net debt at the end of the quarter, adjusted for cash and equivalents, was $284.5 million, up $1.9 million from the amount outstanding at year-end.

Conference Call

On April 28, 2005, at 10:00 a.m. Central Time, GBC's management will host a conference call to discuss the Company's first quarter 2005 results. The live presentation and an archived replay will be available via an internet webcast and can be accessed from the investor relations section of GBC's website at http://www.gbc.com or from www.streetevents.com.

GBC is a world leader in products that bind, laminate, and display information enabling people to accomplish more at work, school and home. GBC's products are marketed in over 100 countries under the GBC, Quartet, and Ibico brands. These products are designed to help people enhance printed materials and organize and communicate ideas.

This press release includes forward-looking statements involving uncertainties and risks, and there can be no assurance that actual results will not differ from the Company's expectations. The words "should," "believes," "anticipates," "plans," "may," "expects" and other expressions that indicate future events and trends identify forward-looking statements. Factors that could cause materially-different results include, among other things, competition within the office products and lamination film products markets, effects of general economic conditions, issues associated with the restructuring of certain of GBC's operations, the ability of the Company's distributors to successfully market the Company's products, the ability of GBC to obtain capital to finance anticipated operating requirements, the availability and price of raw materials, dependence on certain suppliers of manufactured products, the effect of consolidation in the office products industry, and other risks described in the Company's filings with the S.E.C. The Company assumes no obligation to update its forward-looking statements.

This material is not a substitute for the registration statement ACCO and GBC will file with the Securities and Exchange Commission in connection with the transaction, or the proxy statement/prospectus-information statement to be mailed to stockholders. Investors are urged to read the proxy statement/prospectus-information statement which will contain important information, including detailed risk factors, when it becomes available. The proxy statement/prospectus-information statement and other documents which will be filed by Fortune Brands, ACCO and GBC with the Securities and Exchange Commission will be available free of charge at the SEC's website, www.sec.gov, or by directing a request when such a filing is made to ACCO World Corporation, 300 Tower Parkway, Lincolnshire, IL, 60069, Attention: Investor Relations; or by directing a request when such a filing is made to General Binding Corporation, One GBC Plaza, Northbrook, IL, 60062, Attention: Investor Relations.

GBC, its directors, and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the participants in the solicitation will be set forth in the proxy statement/prospectus-information statement when it becomes available.

Contact: Tony Giuliano, Treasurer and Director, Investor Relations
(847) 291-5451
inv-rel@gbc.com (E-mail)
www.gbc.com (GBC's website)

Exhibit A to
2005 Q1 Earnings Release
GENERAL BINDING CORPORATION
THREE MONTHS ENDED MARCH 31, 2005
(Amounts in Thousands except Per Share Amounts)
	Three Months Ended March 31,
CONDENSED CONSOLIDATED INCOME STATEMENT	2005	2004
	(Unaudited)	(Unaudited)
Net sales	$ 180,152	$ 170,931
Cost of sales:
Product cost of sales, including development and engineering	112,088	105,606
Selling, service and administrative	60,612	56,554
Equity in (earnings) of joint ventures	(559)	(167)
Restructuring and other:
Restructuring	1,103	823
Other	2,507	-
Interest expense	6,694	6,792
Other expense, net	991	345
(Loss) income before taxes	(3,284)	978
Income taxes expense	151	528
Net (Loss) income	$ (3,435) =======	$ 450 =======
(Loss) earnings per share:
Basic and diluted	$ (0.21) =====	$ 0.03 =====
Avg. common shares outstanding (basic)	16,300	16,111
Avg. common shares outstanding (diluted)	16,300	16,881

Exhibit B to
2005 Q1 Earnings Release

GENERAL BINDING CORPORATION
SEGMENT INFORMATION
(Amounts in Thousands)
		Net Sales		Segment Operating Income (1)
		Three Months Ended March 31,		Three Months Ended March 31,
		2005	2004	2005	2004
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	Commercial and Consumer Group	$ 108,276	$ 105,428	$ 8,840	$ 8,652
	Industrial and Print Finishing Group	41,998	37,803	5,756	4,858
	Europe	29,878	27,700	1,805	2,150
	Unallocated corporate items	-	-	(8,390)	(6,722)
	Total	$ 180,152 =======	$ 170,931 =======	$ 8,011 ======	$ 8,938 ======

				Reconciliation of Segment Operating Income
				Three Months Ended March 31,
				2005	2004
				(Unaudited)	(Unaudited)
	Total segment operating income			$ 8,011	$ 8,938
	Interest expense			6,694	6,792
	Restructuring and other expenses			3,610	823
	Other expense			991	345
	Income (loss) before taxes			$ (3,284) ======	$ 978 ======

Note:
(1)

Segment operating income is defined as net sales less product cost of sales, selling, service and administrative expenses and equity in earnings of joint ventures. Restructuring and other expenses are not included in segment results. Additionly, certain expenses of a corporate nature and certain shared expenses are not allocated to the business groups.

Exhibit C to
2004 Q1 Earnings Release

GENERAL BINDING CORPORATION
BALANCE SHEET
(Amounts in Thousands)
CONDENSED CONSOLIDATED BALANCE SHEET	March 31, 2005	December 31, 2004
	(Unaudited)
Assets
Current assets:
Cash and equivalents	$ 7,717	$ 6,259
Receivables, net	146,973	141,445
Inventories, net	100,359	97,996
Other	25,936	26,480
Total current assets	280.985	272,180
Capital assets, net	77,965	84,693
Other assets	186,248	183,541
Total Assets	$ 545,198 =======	$ 540,414 =======

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 50,710	$ 49,758
Accrued liabilities	93,641	90,205
Notes payable and current maturities	28,417	33,713
Total current liabilities	172,768	173,676
Long-term debt less current maturities	263,807	255,165
Other long-term liabilities	33,617	33,727
Total stockholders' equity	75,006	77,846
Total Liabilities and Stockholders' Equity	$ 545,198 =======	$ 540,414 =======

SELECTED FINANCIAL INFORMATION
(Amounts in Thousands)
Three Months Ended March 31,
	2005	2004
	(Unaudited)	(Unaudited)
Depreciation and amortization expense	$5,932 =====	$6,225 =====
Capital expenditures	$1,450 =====	$1,576 =====